EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Small Cap Fund (series #01):

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 California Pizza Kitchen
	Date of Purchase:       02/06/2001
        Underwriter from whom Purchased:
                              BancAmerica Montgomery Securities
        Affiliated Underwriters:
		              BKB Robertson Stephens
	Other Members of Syndicate:
	                      U.S. Bancorp Piper Jaffrey
	Aggregate dollar amount of purchase:
                              $4,279,687.50
        Aggregate dollar amount of offering:
                              $88,187,500
	Purchase price (net of fees and expenses):
                              $25.9375
        Date offering commenced:
                              02/06/2001
	Commission:           $0.78




High Yield Fund (series #03):

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Tricon Global Restaurant
	Date of Purchase:       04/09/2001
        Underwriter from whom Purchased:
                              Goldman Sachs
        Affiliated Underwriters:
		              FleetBoston Corp.
	Other Members of Syndicate:
	                      Morgan (JP) & Co.
	                      Salomon Smith Barney
	                      Banc One Capital Markets
                              Merrill Lynch & Co.
                              Suntrust Equity
      Aggregate dollar amount of purchase:
                              $7,500,000
      Aggregate dollar amount of offering:
                              $200,000,000
	Purchase price (net of fees and expenses):
                              $100
      Date offering commenced:
                              04/09/2001
	Commission:             $75,000